     As filed with the Securities and Exchange Commission on October 6, 1998
                                                      Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FRANKLIN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

              Tennessee                                   62-1376024
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                  230 Public Square, Franklin, Tennessee 37064
               (Address of Principal Executive Offices) (Zip Code)

                       DEFINED CONTRIBUTION PLAN AND TRUST
                            (Full Title of the Plan)

                        Richard E. Herrington, President
                         Franklin Financial Corporation
                                230 Public Square
                            Franklin, Tennessee 37064
                                 (615) 790-2265

                             ----------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------

                              Copies Requested to:
                             Robert T. Molinet, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3643

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                  Proposed Maximum         Proposed Maximum
  Title of Securities         Amount to be       Offering Price Per       Aggregate Offering          Amount of
  to be Registered(1)         Registered(2)           Share(3)                 Price(3)            Registration Fee
 ---------------------       ---------------     ------------------       ------------------       ----------------
Shares of no par value
Common Stock and                 500,000                $6.94                 $3,470,000                $1,024
interests of parti-              Shares
cipation in the Plan
-------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;
2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;
3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998; and
4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on April 30, 1998.

ITEM 4.           DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this item.

ITEM 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Bylaws provide that in actions other than in the right of the Company, the Company indemnifies directors and officers of the Company against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company.

         The indemnification provisions contained in the Company's Bylaws are substantially coextensive with the provisions of Sections 48-18-501 to 48-18-509 of the Tennessee Business Corporation Act, which sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this item is required.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with this Registration Statement.

         (a)      The following exhibits are filed as part of this Registration
Statement:

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
------            ----------------------
   4.1            Registrant's Defined Contribution Plan and Trust, as amended.

   4.2            Defined Contribution Plan and Trust Adoption Agreement.

   5.1            Opinion of Smith, Gambrell & Russell, LLP.

  23.1            Consent of Deloitte & Touche LLP.

  23.2            Consent of Heathcott & Mullaly, P.C.

  23.3 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

  24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

         (b) The Company has submitted the Plan to the Internal Revenue Service (the "IRS") and has made such changes required by the IRS in order to qualify the Plan. The Registrant undertakes that it will cause any amendments to the Plan to be submitted to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan, as so amended.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, to treat each such amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Franklin, State of Tennessee, on this 15th day of September, 1998.

                                    FRANKLIN FINANCIAL CORPORATION


                                    By:  /s/ Richard E. Herrington
                                         ---------------------------------------
                                         Richard E. Herrington
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon E. Inman and Richard E. Herrington and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                        Title                               Date
          ---------                        -----                               ----
/s/ Richard E. Herrington           President, Chief                    September 15, 1998
------------------------------      Executive Officer and
Richard E. Herrington               Director (Principal
                                    Executive and Financial
                                    Officer)


/s/ Lisa Musgrove                   Principal Accounting                September 15, 1998
------------------------------      Officer
Lisa Musgrove


/s/ Gordon E. Inman                 Chairman of the Board               September 15, 1998
------------------------------
Gordon E. Inman


/s/ Charles R. Lanier               Director                            September 15, 1998
------------------------------
Charles R. Lanier

/s/ D. Wilson Overton               Director                            September 15, 1998
------------------------------
D. Wilson Overton


/s/ Edward M. Richey                Director                            September 15, 1998
------------------------------
Edward M. Richey


/s/ Edward P. Silva                 Director                            September 15, 1998
------------------------------
Edward P. Silva


         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Franklin, State of Tennessee, on the 15th day of September, 1998.

                                    FRANKLIN FINANCIAL CORPORATION
                                    PROFIT-SHARING PLAN AND TRUST


                                    By: /s/ Gordon E. Inman
                                        ----------------------------------------
                                        Gordon E. Inman, Trustee

                                    By: /s/ Richard E. Herrington
                                        ----------------------------------------
                                        Richard E. Herrington, Trustee

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
------            -------------------------------------------------------

4.1               Registrant's Defined Contribution Plan and Trust, as amended.

4.2               Defined Contribution Plan and Trust Adoption Agreement.

5.1               Opinion of Smith, Gambrell & Russell, LLP.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Heathcott & Mullaly, P.C.